 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 16, 2024

LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 LAKE PARK BLVD.,
RICHARDSON, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972)497-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 16, 2024, the Company held its Annual Meeting. During this meeting, the Company’s stockholders were asked to consider and vote upon three proposals: (1) the election of three Class II Directors to the Board of Directors to serve for a three-year term, which expires at the annual meeting of stockholders in 2027; (2) an advisory vote to approve the compensation of the Company’s named executive officers; and (3) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year.

On the record date of March 25, 2024, there were 35,622,124 shares of the Company’s common stock issued and outstanding and entitled to be voted at the Annual Meeting. For each proposal, the results of the stockholder voting were as follows:

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
1. Election of three director nominees to serve as Class II directors, for a term that expires at the annual meeting of stockholders in 2027
Sherry L. Buck	27,928,822	663,246	13,872	3,708,774
Gregory T. Swienton	26,330,889	2,261,836	13,215	3,708,774
Todd J. Teske	26,554,850	2,014,124	36,966	3,708,774

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
2. Advisory vote on the compensation of the Company’s named executive officers	27,597,923	896,570	111,447	3,708,774
This advisory vote on the compensation of the Company’s named executive officers received the approval of approximately 97% of the stockholders voting for and against this item.

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3. Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2024	30,759,264	1,544,720	10,731	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LENNOX INTERNATIONAL INC.

Date: May 20, 2024

By:	/s/ Monica M. Brown
Name:	Monica M. Brown
Title:	Assistant Secretary